Russell E. Anderson, CPA

Russ Bradshaw, CPA

William R. Denney, CPA

Sandra Chen, CPA

5296 S. Commerce Dr

Suite 300

Salt Lake City, Utah

84107

USA

(T) 801.281.4700

(F) 801.281.4701

Suite A, 5/F

Max Share Center

373 Kings Road

North Point

Hong Kong

(T) 852.21.555.333

(F) 852.21.165.222

abcpas.net

January 29, 2014

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Anderson Bradshaw PLLC, was previously principal accountant for Asia Travel, Corporation, (the “Company”), and reported on the financial statements of the Company for the year ended March 31, 2013 and 2012. We have read the Company’s statements included under Item 4.01 of its Form 8-K dated January 15, 2014, and agree with such statements as they pertain to our firm.

Very truly yours,

/s/ Anderson Bradshaw PLLC

Anderson Bradshaw PLLC

Salt Lake City, Utah